As filed with the Securities and Exchange Commission on March 14, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

KURA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1547851
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road, Suite 125 La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2014 Equity Incentive Plan

(Full title of the plan)

Troy E. Wilson, Ph.D., J.D.

President and Chief Executive Officer

Kura Oncology, Inc.

11119 North Torrey Pines Road, Suite 125

La Jolla, California 92037

(858) 500-8800

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Charles J. Bair, Esq. James C. Pennington, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 Tel: (858) 550-6000	Heidi Henson Chief Financial Officer and Secretary Kura Oncology, Inc. 11119 North Torrey Pines Road, Suite 125 La Jolla, California 92037 (858) 500-8800

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Amended and Restated 2014 Equity Incentive Plan Common Stock, $0.0001 par value per share	854,709(3)	$9.27	$7,923,152.43	$918.30
Total	854,709	$9.27	$7,923,152.43	$918.30

____________________________________________________________________________________________________________

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Kura Oncology, Inc. Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on March 13, 2017, as reported on the Nasdaq Global Select Market.

(3)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2014 Plan on January 1, 2017 pursuant to an “evergreen” provision contained in the 2014 Plan. Pursuant to such provision, on January 1 of each year, from January 1, 2016 through January 1, 2025, the number of shares authorized for issuance under the 2014 Plan is automatically increased by: (a) a number equal to 4% of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding calendar year; or (b) a number of shares of Common Stock that may be determined by the Registrant’s Board of Directors that is less than the preceding clause (a).

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2014 Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on April 17, 2015 (File No. 333-203504) and March 17, 2016 (File No. 333-210260). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8. Exhibits.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(4)	Kura Oncology, Inc. Amended and Restated 2014 Equity Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice thereunder.
99.2(5)	Form of Restricted Stock Purchase Agreement and Restricted Stock Purchase Award Notice under the Kura Oncology, Inc. Amended and Restated 2014 Equity Incentive Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 16, 2016, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 16, 2016, and incorporated herein by reference.

(3)

Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 12, 2015 (containing Items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.03, 5.06 and 9.01), and incorporated herein by reference.

(4)

Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 12, 2015 (containing Items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.03, 5.06 and 9.01), and incorporated herein by reference.

(5)

Previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 12, 2015 (containing Items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.03, 5.06 and 9.01), and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on March 14, 2017.

Kura Oncology, Inc.

By:	/s/ Troy E. Wilson, Ph.D., J.D.
Troy E. Wilson, Ph.D., J.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Troy E. Wilson, Ph.D., J.D. and Heidi Henson, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Troy E. Wilson, Ph.D., J.D.	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 14, 2017
Troy E. Wilson, Ph.D., J.D.

/s/ Heidi Henson	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 14, 2017
Heidi Henson

/s/ Faheem Hasnain	Director	March 14, 2017
Faheem Hasnain

/s/ Robert E. Hoffman	Director	March 14, 2017
Robert E. Hoffman

/s/ Thomas Malley	Director	March 14, 2017
Thomas Malley

/s/ Steven H. Stein, M.D.	Director	March 14, 2017
Steven H. Stein, M.D.

EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(4)	Kura Oncology, Inc. Amended and Restated 2014 Equity Incentive Plan and Forms of Stock Option Agreement, Notice of Exercise and Stock Option Grant Notice thereunder.
99.2(5)	Form of Restricted Stock Purchase Agreement and Restricted Stock Purchase Award Notice under the Kura Oncology, Inc. Amended and Restated 2014 Equity Incentive Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 16, 2016, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 16, 2016, and incorporated herein by reference.

(3)

Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 12, 2015 (containing Items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.03, 5.06 and 9.01), and incorporated herein by reference.

(4)

Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 12, 2015 (containing Items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.03, 5.06 and 9.01), and incorporated herein by reference.

(5)

Previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 12, 2015 (containing Items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.03, 5.06 and 9.01), and incorporated herein by reference.